UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RAM Re House 46 Reid Street
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     RAM Reinsurance Company Ltd. (“RAM Re”), the operating subsidiary of RAM Holdings Ltd. (“RAM”), has exercised its put option under the terms of RAM Re’s Put Option Agreement, dated as of December 23, 2003, which was entered into in connection with RAM’s contingent capital facility with Blue Water Trust I. Pursuant to the exercise of the put option, RAM Re will issue 500.01 perpetual, non-cumulative, redeemable Class B preference shares (the “Class B preference shares”) to the trust in return for approximately $50 million in cash. The transaction is expected to close on February 17, 2009. The Class B preference shares will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd. (Registrant)

Dated: February 4, 2009	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel